UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2013

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.
On May 7, 2013, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) held its annual meeting of stockholders at 200 East Randolph Drive, Chicago, Illinois 60601 (the “Annual Meeting”). Stockholders representing 24,681,797 shares, or 74.4%, of the outstanding shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding as of March 27, 2013 (the “Record Date”) were present in person or were represented at the meeting by proxy.
The purpose of this meeting was to consider and vote upon the following three proposals:

1.	To elect seven individuals to the board of directors for the ensuing year and until their successors are elected and qualify;

2.	To make certain amendments to the Company’s Second Articles of Amendment and Restatement (the “Charter”) to comply with requests from certain state securities administrators; and

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

At the Annual Meeting, the stockholders elected all seven director nominees, approved the proposed amendments to the Charter and ratified the appointment of KPMG LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld	Total
Proposal 1: Election of Directors
Lynn C. Thurber	15,075,533	9,606,264	24,681,797
Virginia G. Breen	24,579,085	102,712	24,681,797
Jonathan B. Bulkeley	24,624,122	57,675	24,681,797
Jacques N. Gordon	15,115,851	9,565,946	24,681,797
Thomas F. McDevitt	24,619,403	62,394	24,681,797
Peter H. Schaff	24,624,122	57,675	24,681,797
William E. Sullivan	24,624,122	57,675	24,681,797
	Votes For	Votes Against	Abstentions
Proposal 2: Amendment to Charter	20,409,363	54,009	26,676
Proposal 3: Ratification of KPMG LLP Appointment	24,581,269	75,832	24,695
The approved amendments to the Charter took effect on May 9, 2013 when the First Articles of Amendment to the Second Articles of Amendment and Restatement (the “First Articles”), which incorporates the approved amendments, was filed with the Maryland State Department of Assessments and Taxations (“SDAT”).

Item 7.01 — Regulation FD Disclosure.

On May 7, 2013, the board of directors of the Company declared for the second quarter of 2013 a gross dividend in the amount of $0.10 per share to holders of the Company's common stock of record as of June 27, 2013. The dividend is payable on or about August 2, 2013. Class E stockholders will receive $0.10 per share. Class A and Class M stockholders will receive $0.10 per share less applicable class-specific fees. Any future dividends will be made at the discretion of the board and will depend on the Company’s earnings, financial condition, maintenance of its REIT status and such other factors as the board of directors may deem relevant from time to time.
The information in this report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 8.01 — Other Events.

The Company will conduct a conference call for stockholders, analysts and investment professionals on Wednesday, May 22, 2013 from 11:00-11:45 a.m. EDT to discuss its earnings for the quarter ended March 31, 2013.

To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:
U.S. callers:     877-407-0782
International callers:     +1 201-689-8567

Conference Call and Audio Replay
Available: 7:00 a.m. EDT Thursday, May 23, 2013 through 11:59 p.m. EDT Thursday, May 30, 2013 at the following numbers:
U.S. callers:        877-660-6853
International callers:    +1 201-612-7415
Pass code:         414529

Audio replay will be available for download or stream. This information and link is also available on the Company's website: www.jllipt.com.

The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: May 9, 2013